Exhibit 10.10

COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

THIS COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT (the “Agreement”) is entered into as of this 10th day of September (the “Effective Date”), by and between INFINITE MIND LLC (“IM”), a Florida limited liability company having a place of business at 3259 Progress Drive, Suite 107, Orlando, Florida 32826 and AVRA MEDICAL ROBOTICS, INC. (“AVRA”), a Florida corporation having a place of business at 3259 Progress Drive, Suite 114, Orlando, Florida 32826

RECITALS

WHEREAS, IM is interested in the development and exploitation of technology of computerized systems for robotic operation employing software and artificial intelligence; and

WHEREAS, AVRA desires to expand its capabilities and leading expertise in robot technology in the area of therapeutic, diagnostic and preventative medicine; and

WHEREAS, IM and AVRA both desire to engage in a collaborative research program with the goals of advancing technical knowledge and patient care by providing effective robotic medical treatment to patients using software or artificial intelligence systems to be developed under this Agreement; and

WHEREAS, AVRA has a laboratory and robotic and other equipment, as well as associated knowhow and technology, and IM desires to make use of AVRA’s laboratory, equipment and information to develop technology; and

WHEREAS, the activities contemplated by this Agreement will be of mutual interest and benefit to IM and AVRA, and for the Parties wish to enter into this Agreement to provide for the terms and conditions on and subject to which they will conduct collaborative research and development in the area of robotics, software for robotic operation, and artificial intelligence.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises and covenants set forth herein and intending to be legally bound the Parties hereby agree as follows:

1. Recitals; Scope and Aims

1.1 The above Recitals are true and correct and are incorporated in this Agreement in their entirety.

1.2 This Agreement governs work performed in a collaborative research and development project between the Parties, which project may include software development, hardware development, work in the area of artificial intelligence, and discovery or development of medical knowledge by either or both of the Parties. It is desired by the Parties that IM, with the use of AVRA facilities and the cooperation of AVRA personnel, will use its commercially reasonable efforts to develop software and/or artificial intelligence systems for robots that will be relevant to the field of medical treatment or diagnostics, and that IM will grant AVRA exclusive rights to commercialize any technology developed by IM during the Term (as hereinafter defined) in the field of medical robotics.

2. Certain Definitions

In addition to capitalized terms defined elsewhere in this Agreement, following capitalized terms shall have the following meanings, unless the context otherwise requires:

2.1 “Affiliate” means with respect to an entity, any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such entity. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (b) to own 50% or more of the outstanding voting securities or other ownership interest of such entity. “Entity” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government

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2.2 “Existing Technology” means any and all Technical Developments that exists as of the Effective Date of this Agreement.

2.3 “Intellectual Property” means any Patent, trademark (whether registered or not), copyright (whether registered or not), trade secret or knowhow.

2.4 “Patent” means any patent, certificate of invention, inventors certificate, utility model or similar forms of protection, or other form of protection, including provisional applications, non-provisional utility applications, design applications, and divisional, continuation, continuation-in-part, and substitution applications based thereon; all foreign patent applications corresponding to the foregoing applications or directly or indirectly claiming priority to or from any of the foregoing applications; and all U.S. and foreign patents granted on any of the foregoing applications, including any extensions, reissues, and reexaminations thereof, granted anywhere in the world covering an invention that is a Technical Development.

2.5 “Party” means IM or AVRA and “Parties” means IM and AVRA collectively.

2.6 “Technical Development” means any invention, discovery, composition, creation, enhancement, technology, advancement, know-how, process, device, article, machine, material, software, system or any other information, including any development protectable by patent, copyright, or other protection under the law.

3. Term

This Agreement shall have an initial term of five (5) years commencing on the Effective Date, unless earlier terminated in accordance with the provisions of Section 11 (the “Initial Term”), and shall automatically renew for successive five (5) year terms (each, a “Renewal Term”), unless terminated by either Party upon not less than one hundred eighty (180) days written notice given prior to the expiration of the Initial Term or any Renewal Term, or unless earlier terminated in accordance with the provisions of Section 12. The Initial Term together with any Renewal Term or Renewal Terms shall be referred to herein as the “Term.”

4. Resources

4.1 AVRA will provide to IM full access to the facilities of AVRA, and to the equipment and materials therein, including but not limited to AVRA’s computer systems and any and all robots or robotic systems or components thereof in AVRA’s control, provided that providing said access to those facilities or that equipment or material is not unreasonably burdensome to AVRA.

4.2 AVRA personnel will also cooperate with and provide assistance to IM, within reasonable limits that are not unduly burdensome to AVRA.

4.3 Each Party will each bear any costs, expenses, or other charges of whatever nature incurred by such Party in the furtherance of the joint activities conducted under this Agreement, unless expressly detailed otherwise in this Agreement.

5. Intellectual Property Ownership and Patents

5.1 All rights, title and interest in and to any Existing Technology of IM or of AVRA, respectively, and any Intellectual Property relating thereto, shall be the exclusive property of the respective Party owning the Existing Technology at the Effective Date.

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5.2 All rights title and interest in and to any Technical Development developed by the Parties during the Term and any Intellectual Property relating in any way thereto, shall be determined according to the origin of the Technical Development, and, in case of inventions, by inventorship (as defined under U.S. patent law at the time the invention is made), subject to the following:

5.2.1 A Technical Development, and any Intellectual Property relating in any way thereto, shall belong to IM, if the inventor or inventors are one or more employees of IM or of one or more third parties that have an obligation to assign their rights to IM and none of the inventors are employees of AVRA (an “IM Invention”).

5.2.2 A Technical Development, and any Intellectual Property relating in any way thereto, shall belong to AVRA, if the inventor or inventors are one or more employees of AVRA or one or more third parties with an obligation to assign their rights to AVRA and none of the inventors are employees of IM (an “AVRA Invention”).

5.2.3 A Technical Development, and any Intellectual Property relating in any way thereto, shall belong jointly 50/50 to IM and AVRA if the inventors include one or more employees of IM or one or more third parties with an obligation to assign their rights to IM and one or more employees of AVRA or one or more third parties with an obligation to assign their rights to AVRA (herein a "Joint Invention").

5.3 During the Term, IM and AVRA will each disclose to the other Party all inventions developed, discovered or otherwise made under this Agreement promptly after becoming aware of such inventions.

6. Patents on IM and AVRA Inventions

6.1 IM shall have the right, but not the obligation, to file Patent applications covering any IM Invention. IM shall be solely responsible for the prosecution and maintenance of all Patents claiming IM Inventions and all costs related thereto.

6.2 AVRA shall have the right, but not the obligation, to file Patent applications covering any AVRA Invention. AVRA shall be solely responsible for the prosecution and maintenance of all Patents claiming AVRA Inventions and all costs related thereto.

6.3 Each Party shall give the other Party written notice of its intent to file any such Patent applications at least forty-five (45) days in advance of the intended filing date, and the other Party shall have the right, but not the obligation to review all Patent applications and provide the other Party with substantive comments.

6.4 Where a Party determines that it will not submit a Patent application in any country, the other Party may request that the Party submit that Patent application in specified countries, and the requesting Party shall then reimburse the filing Party for all costs of filing, prosecuting, responding to opposition (including interference proceedings), and maintaining the Patent application or resulting Patent in the countries where the Party requested or agreed that Patents should be filed, prosecuted and maintained.

6.5 Each Party shall provide to the other Party a yearly update on the status of all such Patents and Patent applications. Each Party will provide to the other Party fifteen (15) days’ advance written notice of any deadline for taking action should the Party have decided to otherwise allow a Patent to go abandoned, and the other Party will have the right to continue prosecution of such Patent at the other Party’s sole expense.

7. Patents on Joint Inventions

7.1 IM shall have the right to file a Patent application covering any Joint Invention using IM’s Patent counsel of choice. IM shall give AVRA notice of its intent to file any Patent application covering any Joint Invention at least sixty (60) days in advance of its filing date. AVRA shall have the right, but not an obligation, to review all Patent applications on Joint Inventions and to provide IM with substantive comments if AVRA so wishes.

7.2 IM will provide to AVRA forty-five (45) days’ advance written notification of any deadline for taking action with respect to any Patent for any Joint Invention, should IM decide to otherwise allow the Patent to go abandoned, and AVRA will then have an option to continue prosecution of such Patent at AVRA’s sole expense. Subject to the preceding sentence IM shall be solely responsible for filing, prosecuting, responding to oppositions (including interference proceedings) and maintaining all Patents claiming Joint Inventions and all costs related thereto.

7.3 IM shall consult with AVRA regarding the countries in which patent applications claiming any Joint Invention should be filed, and IM will file applications in those additional countries where AMC requests IM to do so. IM, at its option and at its expense, may initially select the list of countries in which to file, and may file in countries where AVRA does not request that IM file such applications for Patents.

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7.4 AVRA shall reimburse IM for all costs of filing, prosecuting, responding to opposition (including interference proceedings), and maintaining Patents on Joint Inventions filed in additional countries where AVRA requests that applications for Patents be filed, prosecuted and maintained. AVRA may also, upon sixty(60) days written notice, request that IM discontinue filing, prosecuting, responding to oppositions, or maintaining Patents or applications for Patents in any such country and, upon expiration of such sixty (60) day period, may discontinue reimbursing IM for the costs of filing, prosecuting, responding to opposition or maintaining such Patent application or Patent in any country. Subject to the foregoing, IM will be free to continue, at its own expense at the end of such sixty (60) day period, to file, prosecute, respond to opposition and/or maintain such Patent application or Patent.

7.5 Each Party undertakes on behalf of itself, its directors, officers, employees, Affiliates and permitted subcontractors to do such further acts and execute such documents as may be reasonably necessary to give effect to each Party’s rights under this Section 7.

8. Licenses

8.1 License to AVRA

8.11 IM hereby grants, and agrees to grant, to AVRA an exclusive, world-wide, perpetual, royalty-free, fully paid-up, perpetual and irrevocable license to commercialize and exploit in any manner, in the Field of Use (a) all Existing Technology of IM and all Intellectual Property relating in any way thereto; (b) any IM Invention discovered, created or made in any way during the Term and any Intellectual Property relating in any way thereto; and (c) all Technical Developments, and all Intellectual Property relating in any way thereto, which Technical Developments are discovered, created or otherwise made by IM or any of its personnel during the Term. For purposes of this Agreement, “Field of Use” means the field of Medical Robotics and “Medical Robotics” means any development, commercialization, manufacture, programming, integration or use of a robot that is configured so that it may interact with a living person to perform on that person a procedure that includes therapeutic, diagnostic, dermatological, cosmetic, preventative or any other medical treatment of that person.

8.1.2 IM shall retain all rights to the Existing Technology and the Technical Developments discovered, created or otherwise made by IM or any of its personnel during the Term and any Intellectual Property relating in any way thereto; provided that it shall commercialize and exploit the foregoing in fields solely outside the Field of Use.

8.2 License to IM

AVRA hereby grants, and agrees to grant, to IM a non-exclusive, world-wide, royalty-free, fully-paid up, perpetual and irrevocable license to commercialize and exploit in any manner, solely outside the Field of Use, any AVRA Invention discovered, created or made in any way during the Term and any Intellectual Property relating in any way thereto.

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9. No Warranties

ANY INFORMATION, RESULTS, MATERIALS, SERVICES, SOURCES, INTELLECTUAL PROPERTY OR OTHER PROPERTY OR RIGHTS GRANTED, GRANTED ACCESS TO, OR PROVIDED BY EITHER PARTY TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT ARE ON AN “AS IS” BASIS. THE PARTIES MAKE NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY, EXCLUSIVITY, ACCURACY, INTEGRATION, OR RESULTS OBTAINED FROM INTELLECTUAL PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY USE OF ANY INTELLECTUAL PROPERTY MADE OR CREATED UNDER THE AGREEMENT, NOR SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR INABILITY TO USE, USE PROPERLY, OR USE WITHOUT ERRORS, SAID INTELLECTUAL PROPERTY OR ANY APPLICATIONS AND DERIVATIONS THEREOF. THE PARTIES MAKE NO WARRANTIES OF ANY KIND WITH RESPECT TO FREEDOM FROM PATENT, TRADEMARK, OR COPYRIGHT INFRINGEMENT, INFORMATIONAL CONTENT, ACCURACY, INTEGRATION, OR THEFT OF TRADE SECRETS AND BOTH OF THE PARTIES DO NOT ASSUME ANY LIABILITY HEREUNDER FOR ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT ARISING FROM THE USE OF THE INTELLECTUAL PROPERTY OR RIGHTS GRANTED OR PROVIDED BY EITHER PARTY HEREUNDER. THE PARTIES AGREES THAT NEITHER WILL MAKE ANY WARRANTY ON BEHALF OF THE OTHER PARTY EXPRESSED OR IMPLIED, TO ANY ENTITY CONCERNING THE APPLICATION OF, ACCURACY OF, OR THE RESULTS TO BE OBTAINED WITH THE INTELLECTUAL PROPERTY LICENSED OR DEVELOPED UNDER THIS AGREEMENT, OR WITH RESPECT TO ANY OTHER MATTER.

10. Confidentiality

10.1 A Party receiving Confidential Information (the “Receiving Party”) of the other Party (the “Disclosing Party”) agrees to maintain the Disclosing Party’s Confidential Information with at least the same degree of care it holds its own information and in any case not less than a reasonable degree of care.

10 2 “Confidential Information” means, with respect to each Party any and all information or material including any documents, notes, analyses, studies, samples, drawings, flowcharts, databases, models, plans and software (including source and object codes), other than Exempt Information (as hereinafter defined) in any form which the Disclosing Party or its Affiliates discloses to the Receiving Party or its Affiliates pursuant to this Agreement, either marked “Confidential” or, if oral, declared to be confidential when disclosed and confirmed in writing within thirty (30) days of disclosure. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

10.3 For purposes of this Agreement, “Exempt Information” means information that: (a) the Receiving Party or any of its Affiliates possessed before the Disclosing Party or its Affiliates disclosed it under this Agreement; (b) is or becomes publicly known (other than as a result of breach of this Agreement by the Receiving Party or its Representatives); (c) the Receiving Party or any of its Affiliates obtains from a third party free of any confidentiality obligation to the Disclosing Party or its Affiliates with respect to such information; or (d) is independently developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information.

10.4 The Receiving Party will not use the Disclosing Party’s Confidential Information except as permitted by the Disclosing Party, or to practice its rights or the activities contemplated under this Agreement. The Receiving Party may disclose the Disclosing Party’s Confidential Information only to its officers, employees and any permitted agents and advisors concerned with the conduct of work under this Agreement but will neither disclose the Confidential Information to any third party nor use the Confidential Information for any other purpose without permission of the Disclosing Party.

10.5 Other provisions of this Section 10 notwithstanding, a Receiving Party may disclose to third parties Confidential Information of the Disclosing Party as required by law or regulation, provided that the Receiving Party provides reasonable advance written notice to the Disclosing Party of such third party disclosure so that the Disclosing Party may seek a protective order or other remedy. If the Disclosing Party fails to obtain a protective order or waives compliance with the relevant provisions of the Agreement, the Receiving Party will disclose only that portion of the Confidential Information that its legal counsel determines it is required to disclose.

10.6 All obligations relating to the non-disclosure of Confidential Information shall expire eight (8) years from the end of the Term of this Agreement.

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10.7 A Party will treat as Confidential Information any Technical Development that is owned by the other Party or jointly with the other Party.

10.8 On expiration or earlier termination of this Agreement, the Receiving Party will, at the written request of the Disclosing Party, return or destroy (at the Disclosing Party’s sole discretion) all Confidential Information of the Disclosing Party (except raw data and summary data) then in its possession or control and all copies of it save that the Receiving Party:

10.8.1 may retain a single copy of the Disclosing Party’s Confidential Information for the sole purpose of ascertaining its ongoing rights and responsibilities in respect of such information; and

10.8.2 will not be required to surrender or destroy any computer files stored securely by the Receiving Party, its Affiliates and permitted sub-contractors that are created during automatic system back-up or retained for legal purposes by the legal division of the Receiving Party and its Affiliates.

11. Termination

Either Party may terminate this Agreement:

11.1 if the other Party commits a material breach of a material term of this Agreement which, if capable of remedy, remains unremedied by the breaching Party for sixty (60) days following written requirement by the non-breaching Party to the breaching Party to cure the same; or

11.2 if the other Party becomes insolvent, the subject of bankruptcy proceedings, enters into an arrangement with its creditors, or any circumstance analogous to the foregoing; or

11.3 at will and for any reason upon delivery to the other Party sixty (60) days advance written notice of such termination.

12. Effect of Termination

12.1 If this Agreement is terminated by either Party under Section 11, then:

12.1.1 any license granted, or agreed to be granted, to AVRA under Section 3.1 shall continue uninterrupted in perpetuity for any and all Technical Developments, and any Intellectual Property related in any way thereto, made through the date of termination; and

12.1.2 any license granted, or agreed to be granted, to IM under Section 3.2 shall continue uninterrupted in perpetuity for any and all Technical Developments, and any Intellectual Property related in any way thereto, made through the date of termination.

12.2 Sections 5, 6 and 10 shall survive the expiration or termination for any reason of this Agreement.

13. Representations and Warranties

13.1 Each Party warrants that the activities conducted by such Party under this Agreement shall conform to the specifications and the current material applicable standards, laws, regulations, recognized ethical standards, and procedures of the appropriate U.S. and foreign regulatory and oversight agencies.

13.2 Each Party represents that it has the right, authority and necessary licenses to enter into and perform its obligations under this Agreement in accordance with all applicable governmental laws, rules and regulations.

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14. General Provisions

14.1 Notices to be given under this Agreement shall be in writing and sent to the Parties by hand delivery or recognized overnight courier at the following addresses:

If to IM, to:	Ms. Ruthi Pollak
Infinite Mind LLC 3259 Progress Drive, Suite 107 Orlando, Florida 32826

If to AVRA, to:	Mr. Barry Cohen, CEO
Avra Medical Robotics, Inc. 3259 Progress Drive, Suite 114 Orlando, Florida 32826

or to such other address as a Party may designate during the Term by written notice to the other Party. Notices shall be deemed given upon receipt.

14.2 This Agreement may be executed in one or more counterparts (including by facsimile, ,PDF or other electronic transmission), each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

14.3 No waiver is made or given unless in writing and signed on behalf of the Party making such waiver. Any waiver granted on one occasion shall not be deemed a waiver given on any other or subsequent occasion. All rights of the Parties are cumulative.

14.4 Neither Party may assign this Agreement in whole or in part without the prior written consent of the other Party, save that either Party may make such assignment to any Affiliate or may make such assignment in the event of any acquisition, merger, or other valid business reconstruction of such company or business without such consent of the other Party.

14.5 This Agreement constitutes the entire agreement and understanding between the Parties in respect of the subject matter hereof and replaces in its entirety any prior discussions, negotiations, agreements or other arrangements in relation to the subject matter, whether written or oral, all of which are replaced by the terms of this Agreement. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by authorized representatives of both parties.

14.6 When possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid, and enforceable under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable under applicable law, such provision will be held invalid or unenforceable without invalidating the remainder of such provision or of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one, which in its economic effect is most consistent with the invalid or unenforceable provision.

14.7 This Agreement shall be governed in all respects by the laws of the State of Florida, excluding conflicts of law principals. Jurisdiction and venue for any action brought by a Party to interpret, enforce or otherwise arising under this Agreement shall be brought in a federal or state court in Orange County, Florida. The prevailing Party in any action brought to interpret, enforce or otherwise arising under this Agreement shall be entitled to recover attorney’s fees and costs from the non-prevailing party at both the trial and appellate levels.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by the hands of their duly appointed representatives on the day and date first written above.

INFINITE MIND LLC

By:	/s/ Ruthi Pollak
Ruthi Pollak, Manager

AVRA MEDICAL ROBOTICS, INC.

By:	/s/ Peter Carnegie
Peter Carnegie, Director

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